Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into as of this 5th day of October, 2016 by and between Ecosphere Technologies, Inc., a Delaware corporation (“Ecosphere”), and Brisben Water Solutions LLC (the “Lender” and together with Ecosphere, the “Parties”). The Parties hereby agree as follows:

1.

Creation of Security Interest.  In connection with the issuance by Ecosphere of that certain Secured Promissory Note, dated as of the date hereof, in the amount of $500,000 (the “Note”) and as consideration for the Lender’s advance of funds thereunder, Ecosphere hereby grants to the Lender a security interest in the Collateral described in Section 2 to secure the performance or payment of all of the Obligations (as defined below) of Ecosphere under Section 3. The Parties agree that notwithstanding any provision to the contrary contained in any prior agreement between the Parties, the entry into each of this Agreement and the Note do not constitute a default or violation of any covenant under any prior agreement of the Parties, and it is the intent of the Parties that this Agreement shall replace and supersede all prior security agreements made between the Parties without affecting the validity or priority of any security interests in the collateral granted in favor of the Lender to secure the obligations under any such prior security agreements.

2.

Collateral.  The collateral of this Agreement (the “Collateral”) consists of the items described on attached Exhibit A, including the Physical Collateral, the Patent Collateral, and the Securities Collateral, each as defined in Exhibit A. Included in, and not limiting, the foregoing, in furtherance of the grant of a security interest and as collateral security for the payment of the Note and the Prior Note (as hereinafter defined), Ecosphere grants the Lender a security interest in Ecosphere’s ownership of 57,232,278 shares common stock of Sea of Greens System, Inc., a Florida corporation (“SOGS”).

3.

Ecosphere’s Obligations.

(a)

Obligation to Pay.  Ecosphere shall pay to the Lender $500,000 and accrued interest thereon in accordance with the terms of the Note, and shall pay to the Lender $3,654,000 and accrued interest thereon in accordance with the terms of the Amended, Restated, and Consolidated Convertible Note dated as of September 12, 2016 (the “Prior Note”).

(b)

Additional Obligations.

(i)

Protection of Collateral.  The Physical Collateral:

(A)

will not be misused or abused, but will be maintained in good and operable condition, reasonable wear and tear excepted (except for any loss, damage or destruction which is fully covered by insurance proceeds) and will be repaired, renewed and replaced by Ecosphere as its management, in the exercise of reasonable discretion, shall deem necessary;

(B)

until this Agreement is terminated and not replaced, will be insured by Ecosphere in the amount of $750,000 for the Ecos PowerCube® unit and $500,000 for the Ecos GrowCube™ unit against all expected risks to which it is exposed, including fire, theft, wind and flood, and those which the Lender may designate, with the policies acceptable to the Lender, payable to the Lender and providing for 30 days’ minimum cancellation notice to the Lender, and with certificates evidencing such insurance delivered to the Lender as a condition to advances under the Note; and

(ii)

Protection of Security Interest.

(A)

The Collateral will not be sold, licensed, transferred, encumbered, pledged, or disposed of or be subjected to any unpaid charge, including taxes, or to any subsequent interest of a third person created or suffered by Ecosphere voluntarily or involuntarily, unless the Lender consents in advance in writing to such charge, transfer, disposition or subsequent interest, and

(B)

The Lender has filed Financing Statements and may file additional Financing Statements it deems necessary in places it deems appropriate to protect the security interest under this Agreement against the rights or interests of third persons.

(C)

Any proceeds received by Ecosphere upon the sale, lease, license, assignment, transfer, encumbrance, pledge or other disposition of any of the Collateral or any part thereof shall be paid to Lender when received and applied to the Note and Prior Note until all principal, accrued interest and attorneys’ fees outstanding under the Note and Prior Note are paid in full.  All additional proceeds, if any, from such sale or other disposition shall be retained by Ecosphere.

(iii)

Sale of FNES Interest.  In addition to the Lender’s rights and remedies with respect to the Collateral, to secure the performance or payment of the Obligations, Ecosphere agrees as follows:

(A)

Ecosphere shall not sell, assign, transfer or encumber in any manner Ecosphere’s 30.6% limited liability company ownership interest in Fidelity National Environmental Solutions, LLC (“FNES”, and such 30.6% interest, the “FNES Interest”); and

(B)

In the event Ecosphere is in default of the Note and/or Prior Note and Lender declares the Note and/or Prior Note to be immediately due and payable, Ecosphere shall sell the FNES Interest or any part thereof for cash at public or private sale, subject to full compliance with the provisions, including tag-along rights and rights of first refusal, of the Amended and Restated Limited Liability Company Agreement of FNES, as in effect on the date hereof.  To facilitate the sale process, Lender may solicit offers to purchase the FNES Interest.  Such public or private sale shall take place no later than 90 days after the date of default by non-payment.  Ecosphere shall give Lender at least 30 days’ notice of the time and place of any public sale or the time at which any private sale is to be made.  At any sale of the FNES Interest the Lender may be the purchaser of the FNES Interest or any part thereof and shall be entitled to use and apply any sums due it under the Note and/or Prior Note as a credit on account of the purchase price of the FNES Interest or any part thereof payable at such sale.  All proceeds received by Ecosphere upon sale of the FNES Interest or any part thereof shall be paid to Lender and applied to the Note and/or Prior Note until all principal, accrued interest and attorneys’ fees outstanding under the Note and/or Prior Note are paid in full.  All additional proceeds, if any, from the sale shall be retained by Ecosphere.

(iv)

Sale of EM Interest.  In addition to the Lender’s rights and remedies with respect to the Collateral, to secure the performance or payment of the Obligations, Ecosphere agrees as follows:

(A)

Ecosphere shall not sell, assign, transfer or encumber in any manner the 25% limited liability company ownership interest in Ecosphere Mining, LLC (“EM”) which Ecosphere owns and has pledged to the Lender under this Agreement (the “EM Interest”); and

(B)

In the event Ecosphere is in default of the Note and/or Prior Note and Lender declares the Note and/or Prior Note to be immediately due and payable, Ecosphere shall sell the EM Interest or any part thereof for cash at public or private sale.  To facilitate the sale process, Lender may solicit offers to purchase the EM Interest.  Such public or private sale shall take place no later than 90 days after the date of default by non-payment.  Ecosphere shall give Lender at least 30 days’ notice of the time and place of any public sale or the time at which any private sale is to be made.  At any sale of the EM Interest, the Lender may be the purchaser of the EM Interest or any part thereof and shall be entitled to use and apply any sums due it under the Note and/or Prior Note as a credit on account of the purchase price of the EM Interest or any part thereof payable at such sale.  All proceeds received by Ecosphere upon sale of the EM Interest or any part thereof shall be paid to Lender and applied to the Note and/or Prior Note until all principal, accrued interest and attorneys’ fees outstanding under the Note and/or Prior Note are paid in full.  All additional proceeds, if any, from the sale shall be retained by Ecosphere.

(v)

Pledge  of SOGS Interest.  In addition to the Lender’s rights and remedies with respect to the Collateral, to secure the performance or payment of the Obligations, Ecosphere agrees as follows:

(A)

Ecosphere pledges and is delivering a certificate for 57,232,278 shares of SOGS presently held by Ecosphere (the “SOGS Interest”), together with a stock power endorsed in blank to the Lender, simultaneously with execution of this Agreement;

(B)

Ecosphere shall not sell, assign, transfer or encumber in any manner the SOGS Interest; and

(C)

In the event Ecosphere is in default of the Note and/or Prior Note and Lender declares the Note and/or Prior Note to be immediately due and payable, the Lender may  sell the SOGS Interest or any part thereof for cash or other property at a public or private sale as provided in the Uniform Commercial Code.  To facilitate the sale process, Ecosphere may solicit offers to purchase the SOGS Interest.  Such public or private sale shall take place no later than 90 days after the date of default by non-payment. The Lender shall give Ecopshere  at least 30 days’ notice of the time and place of any public sale or the time at which any private sale is to be made.  At any sale of the SOGS Interest, the Lender may be the purchaser of the SOGS Interest or any part thereof and shall be entitled to use and apply any sums due it under the Note and/or Prior Note as a credit on account of the purchase price of the SOGS Interest or any part thereof payable at such sale  until all principal, accrued interest and attorneys’ fees outstanding under the Note and/or Prior Note are paid in full.  All additional proceeds, if any, from the sale shall be paid to Ecosphere.

(vi)

Allocation of Ecosphere Revenues.  In addition to the Lender’s rights and remedies with respect to the Collateral, to secure the performance or payment of the Obligations,

Ecosphere and its subsidiaries agree that so long as any amounts payable under the Note and/or Prior Note remain outstanding, Ecosphere and its subsidiaries shall allocate and pay to Lender 5% of all revenues actually received by Ecosphere and its subsidiaries from equipment sales, licensing fees, services and other sources to payment of the Obligations, as prepayments of principal and accrued interest; provided, however, that for the purposes of such calculations, management fees payable to Ecosphere from SOGS, which have been accruing at the rate of $25,000 monthly since January 1, 2015 and remain unpaid as of the date hereof (the “Management Fees”), shall not be considered revenues under this Section 3(b)(vi).  Provided, further, that SOGS shall not be deemed to be a subsidiary within the meaning of the first sentence of this Section 3(b)(vi).  Equipment sales from Ecosphere to SOGS shall be deemed to be revenues of Ecosphere.  To the extent Ecosphere pays the Lender $200,000 under the Note or Prior Note from its receipt of at least $450,000 as a result of a financing transaction related to SOGS engaging in a reverse merger, sums received by SOGS as a result of such reverse merger shall not be deemed to be revenues within the meaning of the first sentence of this Section 3(b)(vi).

(vii)

Allocation of Initial Public Offering Proceeds.  In addition to the Lender’s rights and remedies with respect to the Collateral, to secure the performance or payment of the Obligations, Ecosphere and its subsidiaries agree that so long as any amounts payable under the Note and/or Prior Note remain outstanding, Ecosphere and its subsidiaries shall allocate and pay to Lender 10% of all net proceeds actually received by Ecosphere or its subsidiaries in connection with the closing of an initial public offering of any of its present subsidiaries to payment of the Obligations; provided, however, that for the purposes of such calculations, the Management Fees shall not be considered net proceeds under this Section 3(b)(vii).  For avoidance of doubt, financing proceeds received in connection with a reverse merger shall not be deemed to be an initial public offering.  For purposes of this Section 3(b)(vii), “reverse merger” means a merger, consolidation or share exchange between an Ecosphere subsidiary and another entity which is treated as a reverse merger for accounting purposes.

(viii)

Additional Provisions Concerning the SOGS Interest.

(A)

In the event, prior to the payment of the Note and/or Prior Note, that SOGS shall issue any of its shares of common stock as a stock dividend or shall subdivide or combine the number of outstanding shares of common stock into a greater or lesser number of shares, then the number of shares of SOGS representing the SOGS Interest shall be increased or decreased, respectively, in portion to such subdivision or combination.  Any dividend paid or distributed upon the common stock in shares of any other class of capital stock of SOGS or securities convertible into shares of common stock shall be treated as a dividend paid in common stock.  In the event that SOGS shall pay a dividend consisting of the securities of any other entity or in cash or other property, upon any acquisition of shares of SOGS representing the SOGS Interest upon an Event of Default (as defined in the Note and Prior Note), the Lender shall receive the securities, cash, or property which the Lender would have been entitled to if the SOGS Interest were acquired immediately prior to the record date of such dividend.

(B)

In the event, prior to the payment of the Note and/or Prior Note, that SOGS shall be recapitalized by reclassifying its outstanding common stock (other than into shares of common stock with a different par value, or by changing its outstanding shares of common stock to shares without par value), or in the event SOGS or a successor corporation, partnership, limited liability company or other entity (any of which is defined as a “Corporation”) shall consolidate or merge with or convey all or substantially all of its, or of any successor Corporation’s, property and assets to any other Corporation or Corporations (any such other Corporation being included within the meaning of the term “successor Corporation” used in the context of any consolidation or merger of any other Corporation with, or the sale of all or substantially all of the property of any such other Corporation to, another Corporation or Corporations), or in the event of any other material change in the capital structure of SOGS or of any successor Corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then, as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby  in lieu of the securities of SOGS theretofore representing the SOGS Interest, the SOGS Interest shall represent the right to receive the securities or assets as may be issued or paid as a result of the foregoing; and in any such event, the rights of the Lender to any adjustment in the number of shares representing the SOGS Interest shall continue and be preserved in respect of any shares, securities or assets which the Lender becomes entitled to obtain.  The foregoing provisions of this Section 3(b) shall apply to successive reclassifications, capital reorganizations and changes of securities and to successive consolidations, mergers, sales or conveyances.

(C)

Ecosphere possesses full voting rights with respect to the shares constituting the SOGS Interest, and will possess full voting rights, if any, with respect to securities issued as a result of any of the events described in this Section 3(b)(viiii) in accordance with applicable state securities laws, in each case unless and until Ecosphere disposes of such securities following an Event of Default pursuant to this Agreement.

4.

Representations, Warranties and Covenants.

(a)

Ecosphere represents, warrants and covenants to Lender that:

(i)

Ecosphere has good and sufficient title to the Collateral, the FNES Interest, the EM Interest and the SOGS Interest, free and clear of all security interests, liens, encumbrances and claims whatsoever, other than those created in favor of the Lender.

(ii)

No financing statement, notice of lien, security agreement or any other agreement or instrument creating or giving notice of an encumbrance or charge against any of the Collateral, the FNES Interest, the EM Interest and the SOGS Interest is in existence or on file in any public office, except those in favor of Lender.

(iii)

Ecosphere will at all times hereafter keep the Collateral, the FNES Interest, the EM Interest and the SOGS Interest free of all security interests, liens and claims whatsoever, except the security interests, liens and claims in favor of Lender.

(iv)

Ecosphere (i) will, from time to time, on request of Lender, execute such financing statements, statements of assignment, notices and other documents and pay the costs of filing or recording the same in all public offices deemed necessary by Lender and do such other acts as Lender may request to establish and maintain a valid security interest in the Collateral, the FNES Interest, the EM Interest and the SOGS Interest and (ii) authorizes Lender at Ecosphere’s expense to file any financing statements, or any notices or assignments with the Patent and Trademark Office, relating to the Collateral (without Ecosphere’s signature thereon) which Lender deems appropriate.

(v)

Ecosphere irrevocably appoints Lender as Ecosphere’s attorney-in-fact, with full power of substitution, in its own name or in Ecosphere’s name, place and stead:

(A)

To file any financing statements, and any documents in the Patent and Trademark Office that Lender deems appropriate in connection with the perfection, protection, priority or enforcement of Lender’s security interest in the Collateral;

(B)

To take any actions required of Ecosphere under this Agreement that Ecosphere fails or is unable to take in a timely manner; and

(C)

While Ecosphere is in default under this Agreement, to take any actions that Lender deems appropriate (i) to protect, preserve or realize upon the Collateral and its security interest in the Collateral or to accomplish the purposes of this Agreement, including any actions described in Section 6 and (ii)   in connection with the disposition of any Collateral (1) to assign or transfer title to such Collateral to itself or to any third party purchaser in connection with the Lender’s exercise of its rights under the Uniform Commercial Code, and (2) to file with the Patent and Trademark Office or other governmental office or authority any documents necessary or advisable to implement, effectuate or reflect the disposition.

(D)

Lender will not disturb the rights of any third-party licensee of Patent Collateral under a license granted by Ecosphere in the ordinary course of business so long as the licensee is not in breach of its obligations to Ecosphere under the license.

(vi)

Ecosphere will account fully and faithfully for and promptly pay or turn over to Lender proceeds in whatever form received in disposition in any manner of any of the Collateral, the FNES Interest, the EM Interest and the SOGS Interest as provided herein.

(vii)

All information now or hereafter furnished by Ecosphere to Lender relating in any way to the Company, any of its subsidiaries, the Collateral, the FNES Interest, the EM Interest and the SOGS Interest is and will be true and correct in all material respects as of the date furnished.

(viii)

The FNES Interest and the EM Interest are not represented by a certificate and are “uncertificated securities” under the Uniform Commercial Code as in effect in Delaware. Ecosphere will, if the FNES Interest or the EM Interest are represented by a certificate, promptly deliver possession of such certificate to Lender. The SOGS Interest is represented by a certificate which has been delivered to the Lender in connection with this Agreement.

(i)

The Lender is acquiring the Note, and, if it acts as the purchaser of the Securites Collateral in the Event of Default, will acquire the Securities Collateral, for its own account, for investment and not with a view to, or for resale in connection with, the distribution thereof.  The Lender has no present intention of reselling or distributing the Securities Collateral after any period of time.  The acquisition of the securities for investment is consistent with Lender’s financial needs.

(ix)

THE LENDER ACKNOWLEDGES THAT ALL SECURITIES PLEDGED AS COLLATERAL FOR THE NOTE AND PRIOR NOTE HAVE NOT BEEN

AND WILL NOT BE REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

5.

Default.  Any material misrepresentation, misstatement or omission in connection with, or non-compliance with or non-performance of the Note, the Prior Note, this Agreement, the Company or any of its subsidiaries, or the occurrence of an Event of Default under the Note or Prior Note, shall constitute default under this Agreement.  In addition, Ecosphere shall be in default if (i) bankruptcy or insolvency proceedings are instituted by or against Ecosphere, which proceedings are not dismissed within 30 days; (ii) if Ecosphere makes any assignment for the benefit of creditors, or (iii) if Ecosphere shall default in performance of any agreement with the Lender.

6.

The Lender’s Rights and Remedies.

(a)

The Lender may assign this Agreement, with notice to Ecosphere, and, if the Lender does assign this Agreement, the assignee shall be entitled, upon notifying Ecosphere, to performance of all of Ecosphere’s obligations under this Agreement.

(b)

Upon Ecosphere’s default, the Lender may exercise its rights of enforcement under the Uniform Commercial Code in force in Delaware and any notice of lien filed with the United States Patent Office and, in conjunction with, addition to or substitution for those rights, at the Lender’s discretion, it may:

(i)

To the extent permitted by law, enter upon Ecosphere’s premises to take possession of, assemble and collect the Collateral or to render it unuseable.

(ii)

Require Ecosphere to assemble the Collateral and make it available at a place the Lender designates which is mutually convenient, to allow the Lender to take possession or sell, lease, license or otherwise dispose of the Collateral.

(iii)

Waive any default or remedy any default in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default.

(iv)

Ecosphere understands that to the extent permitted by law, if Ecosphere fails to meet any of Ecosphere’s obligations under this Agreement, the Lender has a right to take possession of the Collateral by all lawful means and to sell, lease, license or otherwise dispose of the Collateral.

(c)

Upon default of the Note and/or Prior Note, the Lender shall have rights to a sale of the EM Interest, the FNES Interest and the SOGS Interest as provided in this Agreement, including a right to solicit purchasers, in accordance with Sections 3(b)(iii), 3(b)(iv) and 3(b)(v).

(d)

With regards to only non-monetary defaults, the Lender will give notice to Ecosphere that Ecosphere is in default hereunder, and Ecosphere shall have 30 days from the date of such notice to cure the non-monetary defaults.

(e)

The Lender’s remedies are limited to recovering its outstanding principal and accrued interest under the Note and Prior Note, attorneys’ fees and costs incurred in the sale of the Collateral.

7.

Other Lienholders.  Any person or entity taking a junior encumbrance, or other lien upon the Collateral or any part thereof or any interest therein, shall take said lien subject to the rights of the Lender to amend, modify, extend, renew, enlarge or release the Note and/or Prior Note, this  Agreement or any other document or instrument evidencing, securing or guaranteeing the Note and/or Prior Note, including, but not limited to, any amendments, modifications, extensions or renewals that increase the amount outstanding under the Note and/or Prior Note, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Agreement losing its priority over the rights of any such junior lien.  Accordingly, any person or entity taking a junior encumbrance, or other lien upon the Collateral or any part therein or any interest therein, shall take said lien subject to the provisions of the Note, the Prior Note and this Agreement, including, but not limited to, the above provision.  Nothing in this Section shall be deemed to authorize any such junior encumbrance or other liens on the Collateral, the FNES Interest, the EM Interest and the SOGS Interest.

8.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

9.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

10.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email followed by overnight next business day delivery as follows:

Lender:

Brisben Water Solutions LLC

23 N. Beach Road

Jupiter Island, FL 33455

Attn:  William Brisben

with a copy to:

Dinsmore & Shohl LLP

Fifth Third Center

One South Main Street, Suite 1300

Dayton, OH 45402

Attn: Steven R. Watts, Esq.

Ecosphere:

3515 SE Lionel Terrace

Stuart, Florida 34997

Attention: Dennis McGuire

with a copy to:

Nason, Yeager, Gerson, White

& Lioce, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Attention:  Michael D. Harris

or to such other address as any of them, by notice to the other may designate from time to time.  Time shall be counted to, or from, as the case may be, the date of delivery.

12.

Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

13.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

14.

Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15.

Governing Law.  All claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Delaware without regard to choice of law considerations.

16.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF the parties hereto have set their hand as of the date first above written.

ECOSPHERE:
ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Dennis McGuire
Dennis McGuire, Chief Executive Officer

BRISBEN WATER SOLUTIONS LLC

By:	/s/ William Brisben
William Brisben, Manager

THE UNDERSIGNED subsidiaries of Ecosphere Technologies, Inc. have executed this Agreement solely to acknowledge their obligations under Section 3(b)(vi) and (vii).

ECOSPHERE MINING, LLC

By:	/s/ Dennis McGuire
Dennis McGuire, Chief Executive Officer

SEA OF GREEN SYSTEMS, INC.

By:	/s/ Corey McGuire
Corey McGuire, Chief Executive Officer

EXHIBIT A

COLLATERAL

This Security Agreement covers all of the following property of Ecosphere Technologies, Inc. (“Ecosphere”), whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located (capitalized terms used herein shall have the meaning ascribed to such term under the Uniform Commercial Code as in effect in the State of Delaware and/or as otherwise set forth herein):

(a)

The Ecos PowerCube® unit (with the Ecos GrowCube™ unit, the “Physical Collateral”) located in Stuart, Florida.

(b)

One completed Ecos GrowCube™ unit (with the Ecos PowerCube® unit, the “Physical Collateral”) located at 236709 E. Lechelt Road, Kennewick WA 99337-7545.

(c)

Each United States Patent and Patent Application listed on Schedule A-1 hereto (the “Patent Collateral”).

(d)

All warranties, increases, parts, renewals, additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, and all of Ecosphere’s books and records relating to any of the foregoing. Provided, however, that if Ecosphere manufactures any additional Ecos PowerCube® units or Ecos GrowCube® units, they shall not be deemed to be Physical Collateral or subject to this Agreement.

(e)

30.6% of the limited liability company interests in Fidelity National Environmental Solutions, LLC, a Delaware limited liability company and Ecosphere’s subsidiary (the “FNES Interest”, and together with the EM Interest and the SOGS Interest, the “Securities Collateral”).

(f)

25% of the limited liability company interests in Ecosphere Mining, LLC, a Delaware limited liability company and Ecosphere’s subsidiary (the “EM Interest”, and together with the FNES Interest and the SOGS Interest, the “Securities Collateral”).

(g)

All Proceeds received, directly or indirectly, by Ecosphere from the Patent Collateral in any global field of use.

(h)

57,232,278 shares of Sea of Green Systems, Inc., a Florida corporation (“SOGS”), and Ecosphere’s subsidiary (the “SOGS Interest”, and together with the EM Interest and the FNES Interest, the “Securities Collateral”).

Proceeds shall mean and include all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon collateral, including, without limitation, all licenses, permits, authorizations and applications, all claims of Ecosphere against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

Schedule A-1

Patent Collateral

1.

Approved U.S. Patent No’s.:

7,699,994

7,699,988

7,785,470

7,943,087

8,318,027

8,593,102

8,721,898

8,858,064

8,936,392

8,906,242

8,968,577

8,999,154

9,034,180

9,169,146

9,266,752

9,403,697

U.S. Patent, when issued, pertaining to Patent Application No. 14/627,874 filed February 20, 2015, relating to pressure rod anode

U.S. Patent, when issued, pertaining to Patent Application No. 14/950,811 filed November 24, 2015, relating to the Ecos GrowCube™

2.

 All U.S. Patents, when and if issued, (i) for which Ecosphere, Dennis McGuire, any employees of Ecosphere or any subsidiaries have applied as of November 3, 2016 and (ii) for which Ecosphere, Dennis McGuire, any employees of Ecosphere or any subsidiaries apply in the future.

3.

All reissues, continuations, divisions, continuations in part, renewals, improvements or extensions of the foregoing.